Exhibit 4.14

Dated 21 May 2024

NELLMARE MARINE LTD

as Borrower

and

OKEANIS ECO TANKERS CORP.

as Guarantor

and

NATIONAL BANK OF GREECE S.A.

as Original Lender

SUPPLEMENTAL AGREEMENT

relating to

a Facility Agreement originally dated 23 May 2022

in respect of a loan facility of (originally) up to US$125,670,000

Index

Clause		Page

1	Definitions and Interpretation	2
2	Agreement of the Parties	2
3	Conditions	3
4	Representations	3
5	Amendments to Facility Agreement and other Finance Documents	3
6	Further Assurance	5
7	Costs and Expenses	5
8	Notices	5
9	Counterparts	5
10	Governing Law	5
11	Enforcement	6

Schedules

Schedule 1 Conditions Precedent		7

Execution

Execution Pages		8

THIS supplemental AGREEMENT is made on 21 May 2024

Parties

(1)

NELLMARE MARINE LTD, a corporation incorporated in the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as a borrower (the “Borrower”)

(2)OKEANIS ECO TANKERS CORP., a corporation incorporated in the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as guarantor (the “Guarantor”)

(3)NATIONAL BANK OF GREECE S.A., acting through its office at 2 Bouboulinas Street and Akti Miaouli, 185 35 Piraeus, Greece, as lender (the “Original Lender”)

Background

(A)By the Facility Agreement, the Lender agreed to make available to the Borrower and Anassa Navigation S.A. (“Borrower B”) as joint and several borrowers a secured term loan facility of (originally) up to US$125,670,000 of which US$115,170,000 is outstanding at the date of this Agreement.

(B)Pursuant to the terms of a deed of partial release to be made between the Lender and Borrower B, the Lender shall release Borrower B from its obligations under the Facility Agreement and the Finance Documents and all Security over Ship B.

(C)The Borrower has requested that the Lender agrees to the reduction of the Margin from two point five per cent. per annum (2.50% p.a.) to one point sixty five per cent. per annum (1.65% p.a.) (the “Request”).

(D)This Agreement sets out the terms and conditions on which the Lenders agrees to the Request pursuant to Recital (C) and to the consequential amendments to the Facility Agreement and the other Finance Documents in connection with those matters.

Operative Provisions

1Definitions and Interpretation

1.1Definitions

In this Agreement:

“Effective Date” means 24 May 2024.

“Facility Agreement” means the facility agreement referred to in Recital (A) above dated 23 May 2022 (as amended on 29 June 2023) and made between, amongst others, (i) the Borrower, (ii) the Guarantor, and (iii) the Lender, as the same may from time to time be amended and/or supplemented.

“Mortgage Addendum” means, in relation to the Mortgage in respect of Ship A, the second addendum to the Mortgage, executed or to be executed by the Borrower and the Lender in agreed form.

“Party” means any party to this Agreement.

“Ship A” means m.t “NISSOS DONOUSSA” with official number 8313 registered under the flag of the Marshall Islands.

“Ship B” means m.t “NISSOS KYTHNOS” with official number 8314 registered under the flag of the Marshall Islands.

1.2Defined expressions

Defined expressions in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4Designation as a Finance Document

The Borrower and the Lender designate this Agreement as a Finance Document.

1.5Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

2Agreement of the Parties

2.1Agreement of the Lender

The Lender agrees, subject to and upon the terms and conditions of this Agreement, to the Request.

2.2Effective Date

The agreement of the Lender contained in Clause 2.1 (Agreement of the Parties) shall have effect on and from the Effective Date.

3Conditions

3.1Conditions precedent

The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) is subject to:

(a)no Default being continuing on the date of this Agreement and the Effective Date and no Default occurring as a result of the amendments (set out in this Agreement) becoming effective;

(b)the Repeating Representations to be made by each Obligor being true on the date of this Agreement and the Effective Date; and

(c)the Lender having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender and its legal advisers on or before the date of this Agreement and the Effective Date.

4Representations

4.1Facility Agreement representations

Each Obligor makes the representations and warranties set out in clause 19 (representations) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5Amendments to Facility Agreement and other Finance Documents

5.1Specific amendments to the Facility Agreement

With effect from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)by deleting the definition of “Margin” in clause 1.1 (Definitions) thereof and replacing it with the following definition:

“Margin” means 1.65 per cent. per annum;”; and

(b)by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement;

(c)by construing the definition of, and references throughout to, each Finance Document as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(d)by construing references throughout the Facility Agreement to “the Mortgage” as if the same referred to the Mortgage as amended and supplemented by the Mortgage Addendum.

5.2Amendments to Finance Documents

With effect from the Effective Date, each of the Finance Documents identified below other than the Facility Agreement, the Mortgage which is amended and supplemented by the Mortgage Addendum, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)by construing the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)by construing the definition of, and references throughout each of the Finance Documents to, the Mortgage as if the same referred to the Mortgage as amended and supplemented by the Mortgage Addendum; and

(c)by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3Borrower’s and Guarantor’s Confirmation

On the Effective Date, each of the Borrower and the Guarantor:

(a)confirms its acceptance of the amendments effected by this Agreement;

(b)agrees that it is bound as an Obligor;

(c)confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(d)(in the case of the Guarantor) confirms that its guarantee and indemnity:

(i)continues to have full force and effect on the terms of the Facility Agreement, as amended and supplemented by this Agreement; and

(ii)extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement.

5.4Security confirmation

On the Effective Date, each Obligor confirms that:

(a)any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;

(b)the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);

(c)the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents; and

(d)to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.

5.5Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Facility Agreement) and Clause 5.2 (Amendments to Finance Documents), the Mortgage Addendum; and

(b)such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement and the Mortgage Addendum.

6Further Assurance

Clause 22.21 (further assurance) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7Costs and Expenses

Clause 15.2 (amendment costs) of the Facility Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8Notices

Clause 35 (notices) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11Enforcement

11.1Jurisdiction

(a)The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)This Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

11.2Service of process

(a)Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)irrevocably appoints Saville Notaries LLP, of London, One Carey Lane, EC2V 8AE, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.

Schedule 1

Conditions Precedent

Execution Pages

BORROWER

EXECUTED as a DEED	) /s/ Thaleia Kalafati
by NELLMARE MARINE LTD	)
acting by Thaleia Kalafati	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness’ signature:	)/s/ Eirini Chaidemenou
Witness’ name: Eirini Chaidemenou	)
Witness’ address: Attorney at Law	) Attorney at Law
Athens Bar Association
Athens-Greece

GUARANTOR

EXECUTED as a DEED	) /s/ Thaleia Kalafati
by OKEANIS ECO TANKERS CORP.	)
acting by Thaleia Kalafati	)
its Treasurer	)
in the presence of:	)

Witness’ signature:	)/s/ Eirini Chaidemenou
Witness’ name: Eirini Chaidemenou	)
Witness’ address: Attorney at Law	) Attorney at Law
Athens Bar Association
Athens-Greece

ORIGINAL LENDER

SIGNED by Giannaki Sofia	)/s/ Giannaki Sofia
and Sarri Aikaterini	)/s/ Sarri Aikaterini
duly authorised	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
in the presence of:	)

Witness’ signature:	) /s/ Agapiou Aikaterini /s/ Agapiou Aikaterini
Witness’ name: Agapiou Aikaterini	)NATIONAL BANK OF GREECE S.A.
Witness’ address:	)SHIPPING BRANCH (196)
BOUBOULINAS 2 AND AKTI MIAOULI
18535 PIRAEUS

COUNTERSIGNED this 21th day of May 2024 by the following party which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Agreement (the “Supplemental Agreement”), that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement and the other Finance Documents (each as amended and supplemented by the Supplemental Agreement).

/s/Thaleia Kalafati
Thaleia Kalafati, President
for and on behalf of
KYKLADES MARITIME CORPORATION
as Technical Manager

/s/Thaleia Kalafati
Thaleia Kalafati, Treasurer
for and on behalf of
OET CHARTERING INC.
as Commercial Manager